Exhibit 99.1

Sow Good Announces Successful Fundraising and New Board Member

Sow Good Raises Over $2.5M in Private Placement

On February 5th, 2020, Sow Good successfully raised over $2.5M of capital from the sale of 631,250 newly-issued shares in a private placement. Proceeds will be used to fund capital expenditures and working capital investment as Sow Good nears the commencement of production and launch of its direct-to-consumer website. When combined with existing liquidity as of January 31st, Sow Good now has $4.3M of cash and liquid investments.

“Investor interest in Sow Good exceeded our expectations,” said Brad Burke, Chief Financial Officer. “Sow Good’s ample liquidity will provide financial flexibility and promote robust growth during 2021”.

Claudia Goldfarb, Chief Executive Officer, stated, “We are incredibly excited about Sow Good’s progress and the momentum that this capital boost adds. We are well-positioned to launch our products and direct-to-consumer website by the end of the quarter, as well as complete the build-out of our facility.”

Investors in the private placement include existing management and directors, in addition to unaffiliated accredited investors.

Chris Ludeman, President of CBRE Capital Markets, Joins Sow Good Board

On January 27th, Sow Good appointed Chris Ludeman as a member of the Board of Directors and Chairperson of the Audit Committee. Mr. Ludeman is a renown commercial real estate executive, serving as the Global President of Capital Markets for CBRE, the world-leader in commercial real estate capital markets.

During his more than three decades in the real estate services industry and with CBRE, Mr. Ludeman has served in several key management roles, including serving as the President of various businesses including Brokerage, Transaction Management, and Global Corporate Services. In these roles, Mr. Ludeman was responsible for all transaction units in the Americas and corporate outsourcing functions, such as facilities management, project management, lease administration, transaction management, and research and consulting.

“We are delighted to welcome Chris Ludeman to Sow Good’s board,” said Ira Goldfarb, Executive Chairman. He continued, “Chris’s extensive experience with capital markets and institutional investors will strengthen Sow Good’s future capital raising efforts, which will support our planned growth and create value for our shareholders.”

On January 27th, Benjamin Oehler tendered his resignation from Sow Good’s Board of Directors and Audit Committee. The Company thanks him for his years of service.

Advisors

The Company acted as its own financial advisor in the transaction. Stinson LLP acted as the Company’s legal advisor.

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Sow Good Inc. (OTCQB:SOWG) is dedicated to producing the highest quality and most nutritious products in the freeze-dried food industry while building a brand that celebrates the importance of sustainability, the environment and our communities.

On October 1, 2020, the Company finalized its acquisition of the freeze-dried food business assets from S-FDF, LLC. Production is expected to begin at the Irving, Texas based 20,000 square foot state-of-the art facility in Q1 of 2021. Additional announcements regarding the Company's website and product launch will be forthcoming.

Forward Looking Statements
Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect management's current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, conditions of the securities markets, our ability to raise capital or have access to debt financing, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

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